UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2018

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-3300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2018, (i) CONSOL Energy Inc. (the “Company”), as performance guarantor, (ii) CONSOL Marine Terminals LLC, a wholly owned subsidiary of the Company, as an originator of receivables, (iii) CONSOL Pennsylvania Coal Company LLC, a wholly owned subsidiary of the Company, as an originator of receivables, as buyer and as initial servicer of the receivables for itself and the other originators, (iv) CONSOL Funding LLC, a Delaware special purpose entity and wholly owned subsidiary of the Company, as buyer, (v) CONSOL Thermal Holdings LLC, a majority owned subsidiary of the Company, as sub-originator, and (vi) PNC Bank, National Association (“PNC Bank”), as administrative agent, LC Bank and lender, entered into an Omnibus Amendment (the “Omnibus Amendment”), which amended the Receivables Financing Agreement, the Sub-Originator Sale Agreement, the Purchase and Sale Agreement and the Performance Guaranty, each dated as of November 30, 2017, relating to the previously disclosed accounts receivable securitization program (the “Securitization”). Among other things, the Omnibus Amendment extended the scheduled termination date for the Securitization to August 30, 2021.

The foregoing description of the Omnibus Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Omnibus Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Omnibus Amendment, dated as of August 30, 2018, by and among CONSOL Funding LLC, CONSOL Pennsylvania Coal Company LLC, CONSOL Thermal Holdings LLC, CONSOL Energy Inc., CONSOL Marine Terminals LLC and PNC Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Martha A. Wiegand
Name: Martha A. Wiegand
Title: General Counsel and Secretary

Dated: September 5, 2018